Exhibit 99.1
Beyond Accelerating Transformation Appointing Marcus Lemonis as its Principal Executive Officer and Adrianne Lee as President & CFO

— Leadership changes reinforce mandate to faster return to profitability
— Management commits to an additional annualized $15 million fixed cost reduction

MURRAY, Utah – March 10, 2025 - Beyond, Inc. (NYSE:BYON), owner of Bed Bath & Beyond, Overstock, and buybuy BABY announced today that its Board of Directors appointed Executive Chairman Marcus Lemonis to serve as the Company’s Principal Executive Officer and appointed Adrianne Lee to serve as its President & CFO.

Mr. Lemonis commented, “The last year has been about identifying Beyond’s strategic priorities of delivering significant improvement in the key metrics of Adjusted EBITDA, gross margin and reduced fixed costs as well as unlocking the value of our blockchain investments. We are committed to making money and returning this business to growth and will not let any obstacles deter that goal. This leadership team is best suited to carry out our mandate of delivering profitable commerce.”

As part of these leadership transitions,
•Leah Putnam, former Vice President of Finance & Controller, has been appointed Chief Accounting Officer;
•Alexander Thomas, former SVP of Finance and Corporate Development, will now serve as Chief Operating Officer of Beyond; and
•Dave Nielsen is no longer the Company’s President and PEO.

“I am honored to take on expanded responsibilities as President & CFO,” said Ms. Lee. “Over the past year, I’ve had the opportunity to work closely with the team and know what is needed to accelerate change. I look forward to driving our strategic priorities and positioning Beyond for long-term success. Importantly, in the near-term, that means identifying and driving tactics to return our core commerce business back to profitability and extracting value from our blockchain investments. We announced an important step today by committing to an annualized fixed cost reduction of $15 million primarily related to our Technology Transformation.”

Mr. Lemonis joined as a director of Beyond in October 2023 and was appointed Chairman of the Board in December 2023. In February 2024, Mr. Lemonis assumed the role of Executive Chairman. Under the expanded leadership role of Executive Chairman and Principal Executive Officer, Mr. Lemonis will continue to drive the execution of Beyond's strategic priorities of rebuilding a profitable commerce business while leveraging innovative technology, strategic partnerships and brand expansion to ultimately deliver growth.

Adrianne Lee, who has served as the Company’s Chief Financial Officer for the past five years, will take on an expanded role of President & CFO. In this capacity, Ms. Lee will work closely with Mr. Lemonis to accelerate the Company on its path to profitability to support future growth and success.

“Adrianne embodies the style of leadership this company will excel with. A demanding expectation for performance, capital allocation and an ever-changing customer experience,” said Lemonis. “She leverages her extensive experience in finance, administration, and corporate strategy, to demonstrate the kind of decisive leadership I expect.”

About Beyond
Beyond, Inc. (NYSE:BYON), based in Murray, Utah, is an ecommerce focused affinity company that owns or has ownership interests in various retail brands, offering a comprehensive array of products and services that enable its customers to unlock their homes’ potential through its vast data cooperative. The Company currently owns Bed Bath & Beyond, Overstock, and other related brands and websites. The Company regularly posts information and updates on its Newsroom and Investor Relations pages on its website, Beyond.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the impact of executive transitions, roles and responsibilities, anticipated business results, profitability, and strategies, anticipated cost reductions and their intended benefits, and the timing of any of the foregoing. Actual results could differ materially due to a variety of known and unknown risks, uncertainties, and other important factors including but not limited to those included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025, and in our subsequent filings with the SEC.

Contact Information
Investor Relations
ir@beyond.com
pr@beyond.com